         EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Declaration of Trust

1.

Amendment to the Declaration of Trust, dated November 29, 2006, filed by EDGAR on December 21, 2006 as Exhibit (a)(46) to Post-Effective Amendment No. 139 to the Registration Statement on Form N-1A and incorporated by reference herein.

2.

Amendment to the Declaration of Trust, dated November 29, 2006, filed by EDGAR on December 21, 2006 as Exhibit (a)(47) to Post-Effective Amendment No. 139 to the Registration Statement on Form N-1A and incorporated by reference herein.

3.

Amendment to the Declaration of Trust, dated November 29, 2006, filed by EDGAR on December 21, 2006 as Exhibit (a)(48) to Post-Effective Amendment No. 139 to the Registration Statement on Form N-1A and incorporated by reference herein.

4.

Amendment to the Declaration of Trust, dated November 29, 2006, filed by EDGAR on January 12, 2007 as Exhibit (a)(49) to Post-Effective Amendment No. 141 to the Registration Statement on Form N-1A and incorporated by reference herein.